Exhibit 10.2.17

RESTRICTED STOCK UNIT AGREEMENT

THIS RESTRICTED STOCK UNIT AGREEMENT is made and entered into as March 12, 2010 by and between MGIC Investment Corporation, a Wisconsin corporation (the “Company”), and Jeffrey H. Lane (the “Employee”).

INTRODUCTION

The Company is awarding Restricted Stock Units to the Employee under the MGIC Investment Corporation 2002 Stock Incentive Plan (the “Plan”) and this Agreement.

The parties mutually agree as follows:

1.             Award of RSUs. Subject to the terms and conditions set forth herein, the Company awards the Employee 100,000 Restricted Stock Units, which shall be the “RSUs” as such term is used in this Agreement.

2.             Restrictions.  RSUs may not be sold, transferred or otherwise alienated or hypothecated.  The Company’s Common Stock, $1.00 par value (the “Stock”), shall be delivered in settlement of the RSUs on a ratio of one share of Stock for each RSU, and such Stock may be sold, transferred and otherwise alienated or hypothecated except in the case of a Sale (as hereinafter defined) as specifically provided in Paragraph 4(b), upon the occurrence of the applicable Release Date determined as follows: the Release Date for 50,000 RSUs shall be March 1, 2011; the Release Date for 25,000 RSUs shall be September 1, 2011; and the Release Date for 25,000 RSUs shall be March 1, 2012.

3.	Intentionally Omitted.

4.             Transfer After Release Date; Securities Law Restrictions; Holding Period.

(a)           Except as otherwise provided in Paragraph 4(b) below, Stock issued upon the applicable Release Date with respect to RSUs granted hereunder shall be freely transferable by the Employee on the Release Date.

(b) The Employee agrees that, during the Holding Period, the Employee will not make a Sale of the Holding Period Shares. “Holding Period” means a period beginning on the Release Date and ending on the earlier of (i) the first anniversary of the Release Date and (ii) the first date on which the Employee is no longer subject to the reporting requirements of Section 16(a) of the Act (as such term is defined in the Annex). “Holding Period Shares” means a number of shares of Stock for which a Release Date shall occur that are released on such Release Date equal to the lesser of (1) 25% of the aggregate number of RSUs that are released on the Release Date and (2) 50% of the difference between (i) the aggregate number of RSUs that are released on the Release Date and (ii) the aggregate number of shares that are withheld to satisfy withholding tax requirements under Paragraph 10(b) of this Agreement. “Sale” means a transfer for value, except that, (i) the transfer to the Company of Holding Period Shares in payment of the exercise price of an option granted to the Employee by the Company shall not be a Sale if there is no Sale for the remainder of the Holding Period of a number of shares of Stock received upon exercise of such option that are not less than the number of Holding Period Shares so transferred in connection with such exercise, and (ii) an involuntary transfer, including Holding Period Shares converted in a merger, is not a Sale; it is understood that neither a pledge nor a gift, including to an entity in which the Employee has an interest (provided that in the case of such an entity, such entity does not make a Sale for the remainder of the Holding Period), is a transfer for value. At the option of the Company, an appropriate legend may be placed on certificates for Stock noting the requirements to hold such Stock imposed by this Paragraph 4(b). When such requirements terminate, the Employee shall be entitled to have the foregoing legend removed from such certificates.

(c)	Intentionally Omitted.

(d)           Except as otherwise provided in the parenthetical in clause (ii) of the definition of Sale, if a transfer that is not a Sale occurs, the Holding Period for the shares involved in such transfer shall terminate at the time of such transfer.

5.             Termination Without Cause Or For Good Reason. If the Employee’s employment with the Company or any of its subsidiaries is terminated by the Company without Cause (as defined below) or by the Employee with Good Reason (as defined below), a Release Date shall be deemed to have occurred for all RSUs for which a Release Date has not yet occurred and, except as otherwise provided in Paragraph 4 hereof, all Stock deliverable on settlement of the RSUs shall be freely transferable.

“Cause” for termination by Company of the Employee’s employment shall, for purposes of this Agreement, be limited to: (i) the engaging by the Employee in intentional conduct not taken in good faith which has caused demonstrable and serious financial injury to Company, as evidenced by a determination in a binding and final judgment, order or decree of a court or administrative agency of competent jurisdiction, in effect after exhaustion or lapse of all rights of appeal, in an action, suit or proceeding, whether civil, criminal, administrative or investigative; (ii) conviction of a felony (as evidenced by binding and final judgment, order or decree of a court of competent jurisdiction, in effect after exhaustion of all rights of appeal) which substantially impairs the Employee’s ability to perform his duties or responsibilities; and (iii) continuing willful and unreasonable refusal by the Employee to perform the Employee’s duties or responsibilities (unless significantly changed without the Employee’s consent).

“Good Reason” for termination by the Employee of his employment with the Company shall, for purposes of this Agreement, be limited to Employee’s resignation from the Company within thirty (30) days of the occurrence of any of the following events: (a) a reduction in Employee’s base salary below $700,000 per year; (b) a failure to issue, within ten (10) days after the applicable Release Date, any Stock to be issued hereunder; or (c) a required relocation of Employee’s primary place of employment by more than fifty (50) miles from the location in effect as of the date of this Agreement; provided, however, that item (b) shall constitute Good Reason only if Employee provides ten (10) days advance written notice to Company of his intention to resign for Good Reason and Company fails to issue such shares within ten (10) days following receipt of such notice.

6.             Other Terminations.  If the Employee’s employment with the Company and all of its subsidiaries is terminated prior to March 1, 2012 on account of (i) his death or disability, (ii) termination by the Company and all subsidiaries thereof, with Cause or (iii)  termination by the Employee without Good Reason, then all RSUs shall be forfeited to the Company on the date of such termination unless the Management Development, Nominating and Governance Committee of the Company’s Board of Directors  (the “Management Development Committee”) or other Committee of such Board administering the Plan (the Management Development Committee or such other Committee is herein referred to as the “Committee”) determines, on such terms and conditions, if any, as the Committee may impose, that all or a portion of the Stock deliverable on settlement of RSUs shall be released to the Employee and the restrictions of Paragraph 2 applicable thereto shall terminate. Absence of the Employee on leave approved by a duly elected officer of the Company, other than the Employee, shall not be considered a termination of employment during the period of such leave.

The Release Date for the RSUs may occur on multiple dates, each of which is a Release Date for the number of RSUs determined as provided in Paragraph 2.  Hence, any forfeiture of RSUs applies only to the RSUs for which a Release Date had not yet occurred on the date of forfeiture.  The preceding sentence has been included in this Agreement for the purpose of avoiding any doubt that the result described in the preceding sentence would occur; therefore, such result will occur under prior agreements awarding restricted stock or RSUs to the Employee even though a comparable provision is not included in such agreements.

7.	Intentionally Omitted.

8.	Intentionally Omitted.

9.             Rights of RSUs.  RSUs represent only the right to receive as Stock on the terms provided herein.  Except to the extent forfeited as provided herein, on a Release Date, the applicable RSUs shall be settled by the issuance (or transfer from treasury) of shares of Stock and certificates for such Stock shall be delivered to the Employee.  The Employee with respect to RSUs shall have no rights as a holder of Stock, including the right to vote or to receive dividends, until certificates for such Stock are actually delivered in settlement of the RSUs.  Notwithstanding the preceding sentence, on the next Payroll Date (as defined below) after each Release Date, the Company shall make a payment in cash equal to the aggregate amount that would have been paid as dividends on the shares of Stock issued or transferred in settlement if such shares had been outstanding on each dividend record date on and after the date of this Agreement and prior to the date on which such Shares are issued (or transferred from treasury). “Payroll Date” means a date on which the Company or a subsidiary makes a bi-weekly payment of wages to the Employee.

10.           Tax Withholding.  (a)  It shall be a condition of the obligation of the Company to deliver Stock in settlement of RSUs, and the Employee agrees, that the Employee shall pay to the Company upon its demand, such amount as may be requested by the Company for the purpose of satisfying its liability to withhold federal, state, or local income or other taxes incurred by reason of the award of the RSUs or the delivery of Stock in settlement of RSUs.

(b)           If the Employee does not satisfy the withholding obligations prior to the Tax Date (as defined below) by paying sufficient cash to the Company or transferring ownership of a sufficient number of other shares of Stock to the Company as provided in Paragraph 10(c), then the withholding tax requirements arising from the settlement of RSUs in Stock shall be satisfied through a withholding by the Company of shares of Stock that would otherwise be delivered to the Employee.  In such event, the Company shall withhold that number of shares of Stock that would otherwise be delivered in settlement of RSUs having a Fair Market Value (as such term is defined in the Plan) on the day prior to the Tax Date equal to the amount required to be withheld as a result of the settlement of RSUs in Stock.  As used herein, “Tax Date” means the date on which the Employee must include in his gross income for federal income tax purposes the fair market value of the Stock delivered in settlement of the RSUs.

(c)           If the Employee desires to use cash or other shares of Stock to satisfy the withholding obligations set forth above, the Employee must:  (i) make an election to do so in writing on a form provided by the Company, (ii) deliver such election form to the Company by the deadline specified by the Company, and (iii) deliver to the company the required cash or other shares of Stock having a Fair Market Value on the Tax Date (as defined above) equal to the amount required to be withheld.

11.           Adjustments in Event of Change in Stock.  In the event of any change in the outstanding shares of Stock (“capital adjustment”) for any reason, including but not limited to, any stock splits, stock dividend, recapitalization, merger, consolidation, reorganization, combination or exchange of shares or other similar event which, in the judgment of the Committee, could distort the implementation of the award of RSUs or the realization of the objectives of such award, the Committee shall make such adjustments in the shares deliverable on settlement of RSUs, or in the terms, conditions or restrictions of this Agreement as the Committee deems equitable, except that (i) in the event of any stock split, reverse stock split, stock dividend, combination or reclassification of the Stock that occurs after the date of this Agreement (collectively, “future capital adjustment”), the number of RSUs shall be proportionally adjusted for any increase or decrease in the number of outstanding shares resulting from such future capital adjustment, any such adjustment rounded down to the next lower whole share, and (ii) if there is any other adjustment by the Committee applicable to RSUs held by persons other than the Employee, such adjustment shall also be made for the RSUs subject to this Agreement.

12.           Change in Control.  If a “Change in Control of the Company” (as defined in the Annex attached hereto) occurs, notwithstanding anything herein, a Release Date shall be deemed to have occurred for all RSUs on the date of the Change in Control of the Company.  The Employee agrees that such Annex may be amended by the Company on one or more occasions without the consent or approval of the Employee if in the determination of the Committee such amendment is necessary or appropriate to conform the provisions of such Annex to Treasury Regulation 1.409A-1 et seq. or any position published by the IRS with respect to Section 409A of the Internal Revenue Code of 1986, as amended.  The right of the Company to make such an amendment does not depend on whether the RSUs are subject to such Section but will enable the Company to have uniform provisions governing a change of control among all agreements having such change of control provisions, including those under which compensation is subject to such Section.  Any such amendment will become effective upon notice to the Employee.  The Company will seek to give the Employee notice of an amendment with reasonable promptness after the Committee has approved the amendment.

13.           Powers of Company Not Affected; No Right to Continued Employment.

(a)           The existence of the RSUs shall not affect in any way the right or power of the Company or its stockholders to make or authorize any combination, subdivision or reclassification of the Stock or any reorganization, merger, consolidation, business combination, exchange of shares, or other change in the Company’s capital structure or its business, or any issue of bonds, debentures or stock having rights or preferences equal, superior or affecting any Stock to be issued in settlement of RSUs or the rights thereof, or dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.  The determination of the Committee as to any such adjustment shall be conclusive and binding for all purposes of this Agreement.

(b)           Nothing herein contained shall confer upon the Employee any right to continue in the employment of the Company or any subsidiary or interfere with or limit in any way the right of the Company or any subsidiary to terminate the Employee’s employment at any time, subject, however, to the provisions of any agreement of employment between the Company or any subsidiary and the Employee.  The Employee acknowledges that a termination of his or her employment could occur at a time before which the restrictions referred to in Paragraph 2 above have lapsed, resulting in the forfeiture of the RSUs by the Employee, unless otherwise provided herein.  In such event, the Employee will not be able to realize the value of the Stock that underlies the RSUs nor will the Employee be entitled to any compensation on account of such value.

14.           Intentionally Omitted.

15.           Miscellaneous.  (a) This Agreement shall be governed and construed in accordance with the laws of the State of Wisconsin applicable to contracts made and to be performed therein between residents thereof.

(b)           The waiver by the Company of any provision of this Agreement shall not operate or be construed to be a subsequent waiver of the same provision or waiver of any other provision hereof.

(c)           The RSUs shall be deemed to have been awarded pursuant to the Plan and the action of the Committee authorizing such awards, which Committee action was part of the action taken by the Company’s Board of Directors to approve the award of the RSUs; as a result, such awards are subject to the terms and conditions of the Plan. In the event of any conflict between the terms hereof and the provisions of the Plan, the provisions of the Plan shall prevail.  Any and all terms used herein, unless specifically defined herein shall have the meaning ascribed to them in the Plan.  A copy of the Plan is available on request of the Employee made in writing or by e-mail to the Company’s Secretary.

(d)           Any notice, filing or delivery hereunder or with respect to RSUs shall be given to the Employee at either his usual work location or his home address as indicated in the records of the Company, and shall be given to the Committee or the Company at 250 East Kilbourn Avenue, Milwaukee 53202, Attention: Chief Executive Officer.  All such notices shall be given by first class mail, postage pre-paid, or by personal delivery.

(e)           This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns and shall be binding upon and inure to the benefit of the Employee and the personal representative(s) and heirs of the Employee, except that the Employee may not transfer any interest in any RSUs.

(f)           As a condition to the grant of the RSUs, the Employee must execute an agreement not to compete in the form provided to the Employee by the Company.

(g)           Paragraph 15(g) of the Restricted Stock Unit Agreement dated as of January 28, 2010 by and between the Company and the Employee is incorporated herein as if set forth herein in its entirety.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Employee has hereunto affixed his hand and seal, all as of the day and year set forth above.

MGIC INVESTMENT CORPORATION

		By:	/s/ Ralph J. Gundrum
		Title:	Assistant Secretary

Sign Here:	ð		/s/ Jeffrey H. Lane	(SEAL)
		Name:	Jeffrey H. Lane

ANNEX

Definition of “Change in Control of the Company” and Related Terms

1              Change in Control of the Company.  A “Change in Control of the Company” shall be deemed to have occurred if an event set forth in any one of the following paragraphs shall have occurred:

(i)          any Person (other than (A) the Company or any of its subsidiaries, (B) a trustee or other fiduciary holding securities under any employee benefit plan of the Company or any of its subsidiaries, (C) an underwriter temporarily holding securities pursuant to an offering of such securities or (D) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock in the Company (“Excluded Persons”)) is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates after July 22, 1999, pursuant to express authorization by the Board of Directors of the Company (the “Board”) that refers to this exception) representing more than 50% of the total fair market value of the stock of the Company or representing 50% or more of the total voting power of the stock of the Company; or

(ii)     during any 12 consecutive month period, the following individuals cease for any reason to constitute a majority of the number of directors of the Company then serving:  (A) individuals who, on July 22, 1999, constituted the Board and (B) any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A under the Act) whose appointment or election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least a majority of the directors then still in office who either were directors on July 22, 1999, or whose initial appointment, election or nomination for election as a director which occurred after July 22, 1999 was approved by such vote of the directors then still in office at the time of such initial appointment, election or nomination who were themselves either directors on July 22, 1999 or initially appointed, elected or nominated by such majority vote as described above ad infinitum (collectively the “Continuing Directors”); provided, however, that individuals who are appointed to the Board pursuant to or in accordance with the terms of an agreement relating to a merger, consolidation, or share exchange involving the Company (or any direct or indirect subsidiary of the Company) shall not be Continuing Directors for purposes of this Agreement until after such individuals are first nominated for election by a vote of at least a majority of the then Continuing Directors and are thereafter elected as directors by the shareholders of the Company at a meeting of shareholders held following consummation of such merger, consolidation, or share exchange; and, provided further, that in the event the failure of any such persons appointed to the Board to be Continuing Directors results in a Change in Control of the Company, the subsequent qualification of such persons as Continuing Directors shall not alter the fact that a Change in Control of the Company occurred; or

(iii)        a merger, consolidation or share exchange of the Company with any other corporation is consummated or voting securities of the Company are issued in connection with a merger, consolidation or share exchange of the Company (or any direct or indirect subsidiary of the Company) pursuant to applicable stock exchange requirements, other than (A) a merger, consolidation or share exchange which would result in the voting securities of the Company entitled to vote generally in the election of directors outstanding immediately prior to such merger, consolidation or share exchange continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 50% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof entitled to vote generally in the election of directors of such entity or parent outstanding immediately after such merger, consolidation or share exchange, or (B) a merger, consolidation or share exchange effected to implement a recapitalization of the Company (or similar transaction) in which no Person (other than an Excluded Person) is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates after July 22, 1999, pursuant to express authorization by the Board that refers to this exception) representing at least 50% of the combined voting power of the Company’s then outstanding voting securities entitled to vote generally in the election of directors; or

(iv)        the sale or disposition by the Company of all or substantially all of the Company’s assets to a Person (in one transaction or a series of related transactions within any period of 12 consecutive months), other than a sale or disposition by the Company of all or substantially all of the Company’s assets to (a) a shareholder of the Company (immediately before the asset transfer) in exchange for or with respect to its stock; (b) an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Company; (c) a Person that owns, directly or indirectly, 50% or more of the total value or voting power of all of the outstanding stock of the Company; or (d) an entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a Person that owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding voting stock of the Company.  It is understood that in no event shall a sale or disposition of assets be considered to be a sale of substantially all of the assets unless the assets sold or disposed of have a total gross fair market value of at least 40% of the total gross fair market value of all of the Company’s assets immediately prior to such sale or disposition.

2              Related Definitions.  For purposes of this Annex, the following terms, when capitalized, shall have the following meanings:

(i)  Act.  The term “Act” means the Securities Exchange Act of 1934, as amended.

(ii)  Affiliate and Associate.  The terms “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule l2b-2 of the General Rules and Regulations under the Act.

(iii)  Beneficial Owner.  A Person shall be deemed to be the “Beneficial Owner” of any securities:

(a)            which such Person or any of such Person’s Affiliates or Associates has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, (A) securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for purchase, or (B) securities issuable upon exercise of Rights issued pursuant to the terms of the Company’s Rights Agreement, dated as of July 22, 1999, between the Company and Wells Fargo Bank Minnesota, National Association (as successor Rights Agent), as amended from time to time (or any successor to such Rights Agreement), at any time before the issuance of such securities;

(b)           which such Person or any of such Person’s Affiliates or Associates, directly or indirectly, has the right to vote or dispose of or has “beneficial ownership” of (as determined pursuant to Rule l3d-3 of the General Rules and Regulations under the Act), including pursuant to any agreement, arrangement or understanding; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security under this Subsection 2(iii)(b) as a result of an agreement, arrangement or understanding to vote such security if the agreement, arrangement or understanding: (A) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations under the Act and (B) is not also then reportable on a Schedule l3D under the Act (or any comparable or successor report); or

(c)           which are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such Person’s Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in Subsection 2(iii)(b) above) or disposing of any voting securities of the Company.

(iv)   Person.  The term “Person” shall mean any individual, firm, partnership, corporation or other entity, including any successor (by merger or otherwise) of such entity, or a group of any of the foregoing acting in concert.

(v)   Stock.  The term “stock” shall have the meaning contemplated by Treasury Regulation 1.409A-1 et seq.